Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-122580) and related Prospectus of Lions Gate Entertainment Corp. and to the incorporation by reference therein of our report dated June 28, 2004 with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in its Current Report on Form 8-K dated January 21, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
April 4, 2005